EXHIBIT 10.25

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO TRUEYOU.COM, INC., QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                                TRUEYOU.COM, INC.

                          COMMON STOCK PURCHASE WARRANT

         Trueyou.com, Inc., a Delaware corporation (the "COMPANY"), hereby certifies that, for value received, Technology Investment Capital Corp., a Maryland corporation, or its assigns (the "HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time and from time to time during the period beginning on December ____, 2005 and ending on March 31, 2011 (the "EXPIRATION DATE"), in whole or in part, an aggregate of Seven Million Two Hundred Sixty-Four Thousand Two Hundred Eighteen (7,264,218) fully paid and non-assessable shares of the Common Stock, par value $0.001 per share, of the Company ("COMMON STOCK"), subject to certain adjustment pursuant to
Section 3 hereof (the "WARRANT SHARES"), at an exercise price of $0.001 per share (the "EXERCISE PRICE").

         1. EXERCISE OF WARRANT. The purchase rights evidenced by this warrant (this "WARRANT") shall be exercised by the Holder surrendering this Warrant, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its office in ___________________________, accompanied by payment of an amount (the "EXERCISE PAYMENT") equal to the Exercise Price multiplied by the number of shares being purchased pursuant to such exercise, payable as follows: (a) by payment to the Company in cash, by certified or official bank check, or by wire transfer of the Exercise Payment, (b) by surrender to the Company for cancellation of securities of the Company having a Market Price (as defined below) on the date of exercise equal to the Exercise Payment; or (c) by a combination of the methods described in clauses (a) and (b) above. In lieu of exercising the Warrant, the holder may elect to receive a payment equal to the difference between (i) the Market Price on the date of exercise multiplied by the number of shares as to which the Warrant is then being exercised and (ii) the Exercise Payment with respect to such shares, payable by the Company to the Holder only in shares of Common Stock valued at the Market Price on the date of exercise. For purposes hereof, the term "MARKET Price" shall mean, with respect to any day, the average closing price of a share of Common Stock for the 15 consecutive trading days preceding such day on the principal national securities exchange on which the shares of Common Stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices during such 15 trading day period in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company or, if the shares of Common Stock or securities are not publicly traded, the Market Price for such day shall be the fair market value thereof determined jointly by the Company and the holder of this Warrant; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by the independent investment banking firm selected jointly by the Company and the holder of this Warrant or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. In no event may this Warrant be exercised at any time after the Expiration Date. Notwithstanding the foregoing, if this Warrant is being exercised in connection with the Company's initial public offering of its Common Stock, Market Price shall mean the initial public offering price per share.

         1.1 Partial Exercise. This Warrant may be exercised for less than the full number of shares of Common Stock, in which case the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor calling for the number of shares of Common Stock as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the Holder hereof or his or its nominee (upon payment by the Holder of any applicable transfer taxes).

         2. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Exercise Payment, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of fully paid and non-assessable shares or other securities or property to which the Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined in accordance with Paragraph 3.9 hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

         3. ANTI-DILUTION PROVISIONS AND OTHER ADJUSTMENTS. In order to prevent dilution of the right granted hereunder, the number of Warrant Shares shall be subject to adjustment from time to time in accordance with this Paragraph 3. Upon each adjustment of number of Warrant Shares pursuant to this Paragraph 3, the registered Holder of this Warrant shall thereafter be entitled to acquire upon exercise, at the Exercise Price, the adjusted number of Warrant Shares.

         3.1 Adjustment for Issue or Sale of Common Stock at Less than the Trigger Price. Except as provided in Paragraph 3.2 or 3.5 below, if and whenever on or after the date of issuance hereof the Company shall issue or sell, or shall in accordance with subparagraphs 3.1(1) to (9), inclusive, be deemed to have issued or sold, any shares of its Common Stock for a consideration per share of less than $0.18998 per share (the "TRIGGER PRICE" and such transaction being called the "TRIGGERING TRANSACTION"), then forthwith upon such Triggering Transaction, the number of Warrant Shares shall, subject to subparagraphs (1) to
(9) of this

Paragraph 3.1, be increased to the number of Warrant Shares (calculated to the nearest whole share of Common Stock) determined as follows:

                           W' = W + [N - (P x N /  T)] x W / [O + (P x N /  T)]
                                    --------------------------------------------
                                             1 - {W / [O  + (P x N / T)]}

         Where:

                  O= the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to the Triggering Transaction.

                  T=       the Trigger Price.

                  W= the number of Warrant Shares immediately prior to the Triggering Transaction.

                  N= the number of new shares of Common Stock issued in connection with the Triggering Transaction.

                  P= the aggregate consideration and deemed consideration paid per share of Common Stock issued or issuable as a result of the Triggering Transaction (the "PURCHASE PRICE").

                  W'= the adjusted number of Warrant Shares pursuant to this Section 3.

         By way of example only, if (i) the Company has 100,000,000 shares of Common Stock outstanding, on a fully diluted basis, immediately prior to the Triggering Transaction (O=100,000,000), (ii) the number of Warrant Shares immediately prior to the Triggering Transaction is 300,0000 (W=300,000), (iii) the Trigger Price is $0.18 (T=0.18), (iv) the price per share paid for the newly issued shares of Common Stock is $0.05 (P=$0.05) and (v) the number of new shares to be issued by the Company in connection with the Triggering Transaction is 1,000,000 (N=1,000,000), the adjusted number of Warrant Shares would be calculated as follows:

W' = 300,000 + [1,000,000 - (0.05 x 1,000,000 / 0.18)] x 300,000 / [100,000,000 + (0.05 x 1,000,000 / 0.18)]= 302,167
               ---------------------------------------------------------------------------------------------
                                            1 - {300,000 / [100,000,000 + (0.05 x 1,000,000 / 0.18)]}


         For purposes hereof, "ON A FULLY DILUTED BASIS" shall mean, as of any date of determination, (a) all shares of Common Stock issued and outstanding on such date of determination; (b) all shares of Common Stock issuable upon conversion of the Series A Preferred Stock, par value $0.001 per share ("Series A Preferred Stock"), of the Company issued and outstanding on such date of determination; (c) all shares of Common Stock issuable upon conversion of the Series B Preferred Stock, par value $0.001 per share("Series B Preferred Stock"), of the Company issued and outstanding on such date of determination;
(d) all shares of Common Stock issuable upon conversion of the Series C Preferred Stock, par value $0.001 per share("Series C Preferred Stock"), of the Company issued and outstanding on such date of determination; and (e) all shares of Common Stock into which any Convertible Securities and Options outstanding on such date of determination are convertible or exercisable into; provided, that such number shall exclude up to 23,478,820 shares of Common Stock to be issued upon the exercise of Options granted pursuant to the Company's stock incentive plan.

         For purposes of determining the number of Warrant Shares, the following subsections (1) to (9), inclusive, shall be applicable:

                  (1) In case the Company at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, the Purchase Price with respect to such Options shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities).

                  (2) In case the Company at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, the Purchase Price of such Convertible Securities shall be determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities).

                  (3) If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time, including by reason of provisions with respect thereto designed to protect against dilution, the number of Warrant Shares in effect at the time of such change shall forthwith be adjusted to the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities outstanding at the time of such adjustment provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

                  (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the number of Warrant Shares then in effect hereunder shall forthwith be decreased to the number of Warrant Shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (5) In case any Options shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                  (6) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributed by the Board of Directors of the Company in good faith to such Common Stock, Options or Convertible Securities, as the case may be.

                  (7) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this Paragraph 3.1.

                  (8) In case the Company shall declare a dividend or make any other distribution upon the stock of the Company payable in Options or Convertible Securities, then in such case any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  (9) For purposes of this Paragraph 3.1, in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

         3.2 Dividends Not Paid Out of Earnings or Earned Surplus. In the event the Company shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "LIQUIDATING DIVIDENDS"), then, as soon as possible after the exercise of this Warrant, the Company shall pay to the person exercising such Warrant an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this Paragraph 3.2, a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company.

         3.3 Subdivisions and Combinations. In case the Company shall at any time (i) subdivide the outstanding Common Stock or (ii) issue a stock dividend on its outstanding Common Stock, the number of Warrant Shares in effect immediately prior to such subdivision or dividend shall be proportionately increased by the same ratio as the subdivision or dividend. In case the Company shall at any time combine its outstanding Common Stock, the number of Warrant Shares in effect immediately prior to such combination shall be proportionately decreased by the same ratio as the combination.

         3.4 Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall have the right to acquire and receive, upon exercise of this Warrant, such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Common Stock as would have been received upon exercise of this Warrant at the Exercise Price. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common

Stock of the Company, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the Holder shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant either the stock, securities or assets then issuable with respect to the Common Stock or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer. For purposes hereof the term "AFFILIATE" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

         3.5 No Adjustment for Certain Issuances, Exercise of Certain Options, Warrants, Etc. The provisions of this Section 3 shall not apply to any Common Stock issued, issuable or deemed outstanding:

                  (1) in connection with the acquisition by the Company of a business entity or segment of any such entity by merger, purchase of stock or assets or otherwise that was approved by the Board of Directors of the Company;

                  (2) issuances of shares of Common Stock or Convertible Securities or Options convertible or exchangeable into shares of Common Stock, of up to 3% of the then outstanding Common Stock of the Company on a fully diluted basis, in connection with any direct or indirect borrowings by the Company, including any type of loan or payment evidenced by any type of debt instrument;

                  (3) in a public offering;

                  (4) in connection with the conversion of any outstanding shares of Series A Preferred Stock;

                  (5) with respect to which the Holders shall have waived their rights to receive any such adjustment;

                  (6) in connection with issuance of any shares of Series B Preferred Stock, Series C Preferred Stock, or warrants pursuant to that certain Share Exchange Agreement dated as of December ____, 2005 by and among the Company, Advanced Aesthetics, Inc. and certain securityholders of Advanced Aesthetics, Inc.;

                  (7) issuable upon exercise, exchange or conversion of any Convertible Securities outstanding as of the date hereof; or

                  (8) issuable upon exercise, exchange or conversion of any security referred to in the preceding clauses 1 through 7.

         3.6 Notices of Record Date, Etc. In the event that:

                  (1) the Company shall declare any cash dividend upon its Common Stock,

                  (2) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock,

                  (3) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights,

                  (4) there shall be any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation,

                  (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in connection with such event, the Company shall give to the Holder:

                  (ii) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

                  (iii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company.

         3.7 Grant, Issue or Sale of Options, Convertible Securities, or Rights. If at any time or from time to time on or after the date of issuance hereof, the Company shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "PURCHASE RIGHTS") pro rata to the record holders of any class of Common Stock and such grants, issuances or sales do not result in an adjustment of the number of Warrant Shares under Paragraph 3.1 hereof, then the Holder shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Paragraph 3.6) and upon the terms applicable to such Purchase Rights either:

                  (i) the aggregate Purchase Rights which the Holder could have acquired if it had held the number of shares of Common Stock acquirable upon exercise of this Warrant immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising Holder as soon as possible after such exercise and it shall not be necessary for the Holder specifically to request delivery of such rights; or

                  (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which the Holder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

         3.8 Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this
Section 3.9, be issuable upon exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to such fraction, calculated to the nearest one-hundredth (1/100) of a share, multiplied by the Market Price for the Common Stock, determined as of the date of exercise; provided, however, that if the Market Price is to be determined by the Company and the Holder and the parties are unable to reach agreement after a reasonable period of time, the Market Price shall be determined by the Company's Board of Directors in good faith rather than by an independent investment banking firm.

         3.9 Officers' Statement as to Adjustments. Whenever the number of Warrant Shares shall be adjusted as provided in Section 3 hereof, the Company shall forthwith file at the Company's office a statement signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment, the method by which such adjustment was calculated and the number of Warrant Shares that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the record Holder at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Paragraph 3.6, such notice shall be included as part of the notice required to be mailed and published under the provisions of Paragraph 3.6 hereof.

         4. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder set forth herein. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

         5. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant.

         6. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         7. REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

         8. NEGOTIABILITY, ETC. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

         (a) Subject to the legend appearing on the first page hereof, title to this Warrant may be transferred by endorsement (by the Holder executing the form of assignment at the end hereof including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

         (b) Any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

         (c) Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

         (d) Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         (e) The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Common Stock in a name other than that of the registered Holder or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the Holder or until it has been established to the Company's satisfaction that no such tax or charge is due.

         9.       REDEMPTION OF WARRANT.

         (a) If on or before the Expiration Date (i) the Holder has not exercised this Warrant in whole and (ii) the Company has not conducted a Qualified Public Offering (as defined below), then the Holder may elect to require the Company to redeem the Warrant for an amount in cash equal to the price determined pursuant to Section 9(b) below (the "WARRANT REDEMPTION PRICE"). During the 10-day period prior to the Expiration Date, the Holder shall deliver written notice to the Company of its election to exercise its rights under this Section 9 (such notice to be accompanied by this Warrant, or if this Warrant has been lost or stolen, an affidavit evidencing such loss). For the purposes of this Section 9, a "QUALIFIED PUBLIC OFFERING" shall mean an underwritten public offering pursuant to an effective registration statement under the Act covering the offer and sale of Common Stock for the account of the Company to the public in which the aggregate net proceeds to the Company are not less than $25,000,000, and as a result of which shares of Common Stock are designated for trading on The New York Stock Exchange, The American Stock Exchange or the Nasdaq National Market.

         (b) The Warrant Redemption Price shall be the fair market value determined jointly by the Company and the Holder; provided, however, that if such parties are unable to reach agreement within 15 days, the Warrant Redemption Price shall be determined in good faith by the independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules.

         (c) Within thirty business days of the determination of the Warrant Redemption Price pursuant to Section 9(b) hereof, the Company shall pay the Warrant Redemption Price via wire transfer of immediately available funds to such account as the Holder shall designate in writing.

         10. SUBDIVISION OF RIGHTS. This Warrant (as well as any new warrants issued pursuant to the provisions of this paragraph) is exchangeable, upon the surrender hereof by the Holder, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

         11. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the Holder shall be mailed by first-class certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

         12. HEADINGS, ETC. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

         13. CHANGE, WAIVER, ETC. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         14. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

                            [Signature Page Follows]

                                             TRUEYOU.COM, INC.

                                             By:   /s/ John Higgins
                                                  ------------------------------
                                                  Name:
                                                  Title

Dated:  December 20, 2005

Attest:

                  [TO BE SIGNED ONLY UPON EXERCISE OF WARRANT]

                                 EXERCISE NOTICE

Trueyou.com, Inc.

-----------------------------
-----------------------------
Attention:  Chief Financial Officer

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant to Purchase Shares of Common Stock, par value $0.001 per share, issued by Trueyou.com, Inc. and held by the undersigned, the original of which is attached hereto, and (check the applicable box):

|_| Tenders herewith payment of the Exercise Payment (as defined in the Warrant) in full in the form of cash, certified check, official bank check or wire transfer or check in the amount of $__________________ for _______________ such securities.

|_| Confirms that payment of the Exercise Payment (as defined in the Warrant) in full by means of a wire transfer in the amount of $__________________ for _______________ such securities has been made to the Company.

|_| Elects to surrender to the Company for cancellation securities of the Company having Market Price (as defined in the Warrant) on the date hereof equal to the Exercise Payment.

|_| Elects to receive a payment equal to the difference between the Market Price (as defined in the Warrant), multiplied by the number of shares as to which the Warrant is being exercised and the Exercise Payment (as defined in the Warrant) with respect to such shares, payable in shares of Common Stock valued at the Market Price on the date hereof.

         The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

         The undersigned requests that the certificates for such shares be issued in the name of, and be delivered to ______________________, whose address is ________________________.


Dated:

________________________

                                           _____________________________________
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)


                                           _____________________________________
                                                        Address

                  [TO BE SIGNED ONLY UPON TRANSFER OF WARRANT]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________ the right represented by the within Warrant to purchase __________________ shares of Common Stock of Trueyou.com, Inc. to which the within Warrant relates, and appoints ____________________ attorney to transfer said right on the books of Advanced Aesthetics, Inc, with full power of substitution in the premises.

Dated:

___________________________


                                           _____________________________________
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)



                                           _____________________________________
                                                        Address


IN THE PRESENCE OF:




__________________________

                                      -3-